EXHIBIT 23.1
CONSENT OF DELOITTE. HADJIPAVLOU, SOFIANOS & CAMBANIS S.A.
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Quintana Maritime Limited and subsidiaries dated May 3, 2005, (except for Note 8 as to which the date is June 8, 2005 and Note 7 as to which the date is July 14, 2005) appearing in Amendment No. 5 to Registration No. 333-124576 on Form S-1 of Quintana Maritime Limited and subsidiaries.
/s/ Deloitte.
Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
September 22, 2005